UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2006

KNEWTRINO, INC.
(formerly Mongolian Explorations Ltd.)
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-112830 (Commission File Number)	Pending (IRS Employer Identification No.)

601 Union Street, Two Union Square, 42nd Floor, Seattle, Washington (Address of principal executive offices)		98101 (Zip Code)

Registrant’s telephone number, including area code:		(206) 652-3246

  Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 28, 2006, Jenifer Osterwalder resigned, effective December 29, 2006, as a member of our board of directors and as President, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer.

On December 28, 2006, the Company’s board of directors elected Vladimir Fedyunin as a member of the board of directors and as President, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer, effective as of December 29, 2006, to serve from the date of election until a successor shall be duly elected and qualified.

From January 2006 Vladimir Fedyunin has served as President of Navigator Consulting Group, a corporate and management consultancy. Previously, he also served as Vice-President of Navigator Consulting Group, from November 1999 to January 2004. From January 2004 through January 2006 Mr. Fedyunin served as President of Inter Currency Exchange Corporation, a foreign exchange brokerage firm. From February 1993 through October 1998, he served as Executive Director of FOX, Ltd., and, from January 1992 through February 1993, as a Marketing General Manager for Trade House, Inc., both firms located in Zhitomir, Ukraine. Mr. Fedyunin holds a Certificate in Business Administration from Kiev Polytechnic Institute, and a Masters of Science in Commercial and Investment Banking from Moscow State University of Economics, Statistics and Informatics.

Mr. Fedyunin will serve on all committees of our board of directors, including our audit committee, until such time as additional directors are elected.

At present, we do not have in place any material plan, contract or arrangement under which Mr. Fedyunin would receive compensation or any grant or award.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2006
KNEWTRINO, INC.

By:	/s/ Jenifer Osterwadler
Jenifer Osterwadler
President, Chief Executive Officer, Principal Financial Officer & Principal Accounting Officer